Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 28, 2014, with respect to the consolidated financial statements included in the Annual Report of ZIM Corporation on Form 20-F for the year ended March 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statements of ZIM Corporation on Forms S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006).

/s/ Raymond Chabot Grant Thornton LLP
Ottawa, Canada	Chartered Accountants
July 29, 2014	Licensed Public Accountants